As filed with the U.S. Securities and Exchange Commission on July 12, 2023.

Registration No. 333-267907

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

 (Amendment No. 6)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JANOVER INC.

(Exact name of registrant as specified in its charter)

Delaware	7374	83-2676794
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6401 Congress Avenue, Suite 250

Boca Raton, FL 33487

(844) 885-6875

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Blake E. Janover
Chief Executive Officer

Janover Inc.

6401 Congress Avenue, Suite 250

Boca Raton, FL 33487

(844) 885-6875

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Ross D. Carmel, Esq. Philip Magri, Esq. Carmel, Milazzo & Feil LLP 55 West 39th Street, 4th Floor New York, NY 10018 (212) 658-0458	Joseph M. Lucosky, Esq. Lawrence Metelitsa, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 (732) 395-4400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 6 to the Registration Statement on Form S-1 (File No. 333-267907) is filed solely to amend Exhibit 1.1 and Exhibit 4.4 thereto. Accordingly, this Amendment No. 6 consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement, Exhibit 1.1 and Exhibit 4.4. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits.

(a) Exhibits.

Exhibit No.	Description	Previously Filed and Incorporated by Reference Herein
1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Certificate of Incorporation of Janover Inc.	Exhibit 3.1 to Form S-1 filed October 14, 2022
3.2	Series A Preferred Stock Certificate of Designation	Exhibit 3.2 to Form S-1 filed October 14, 2022
3.3	Amended and Restated Bylaws	Exhibit 3.3 to Form S-1 filed October 14, 2022
3.4	Series B Preferred Stock Certificate of Designation	Exhibit 3.4 to Form S-1/A filed April 17, 2023
3.5	Certificate of Amendment, effective June 8, 2023, to Amended and Restated Certificate of Incorporation for 1-for-6.82 Reverse Stock Split	Exhibit 3.5 to Form S-1/A filed June 12, 2023
4.1	Form of 2020/2021 SAFE	Exhibit 4.1 to Form S-1 filed October 14, 2022
4.2	Form of 2022 SAFE	Exhibit 4.2 to Form S-1 filed October 14, 2022
4.3	Form of Common Stock Certificate	Exhibit 4.3 to Form S-1/A filed November 15, 2022
4.4*	Form of Representatives’ Warrant
5.1	Opinion of Carmel, Milazzo & Feil LLP	Exhibit 5.1 to Form S-1/A filed April 17, 2023
10.1	Form of Indemnification Agreement between the registrant and each of its directors and executive officers	Exhibit 10.1 to Form S-1 filed October 14, 2022
10.2	Janover Inc. 2021 Equity Incentive Plan	Exhibit 10.2 to Form S-1 filed October 14, 2022
10.3	Director Agreement, dated October 11, 2022, between Janover Inc. and William Caragol	Exhibit 10.3 to Form S-1 filed October 14, 2022
10.4	Director Agreement, dated October 11, 2022, between Janover Inc. and Samuel Haskell	Exhibit 10.4 to Form S-1 filed October 14, 2022
10.5	Director Agreement, dated October 11, 2022, between Janover Inc. and Marcelo Lemos	Exhibit 10.5 to Form S-1 filed October 14, 2022
10.6	Director Agreement, dated October 11, 2022, between Janover Inc. and Ned L. Siegel	Exhibit 10.6 to Form S-1 filed October 14, 2022
10.7†	Advisory Board Agreement, dated November 10, 2021, between Janover Inc. and Marcelo Lemos	Exhibit 10.7 to Form S-1 filed October 14, 2022
10.8†	Advisory Board Agreement, dated November 10, 2021, between Janover Inc. and Samuel Haskell	Exhibit 10.8 to Form S-1 filed October 14, 2022
10.9†	Executive Employment Agreement, dated October 10, 2022, between Janover Inc. and Blake Janover.	Exhibit 10.9 to Form S-1 filed October 14, 2022
10.10	Securities Purchase Agreement, dated April 11, 2023, between the Company and the Purchaser of the Series B Preferred Stock	Exhibit 10.110 to Form S-1/A filed April 17, 2023
14.1	Code of Ethics and Business Conduct	Exhibit 14.1 to Form S-1 filed October 14, 2022
21.1	List of Subsidiaries	Exhibit 21.1 to Form S-1 filed October 14, 2022
23.1	Consent of dbbmckennon	Exhibit 23.1 to Form S-1/A filed June 29, 2023
23.2	Consent of Carmel, Milazzo & Feil LLP (included in Exhibit 5.1)	Exhibit 5.1 to Form S-1 filed on April 17, 2022
99.1	Consent of William Caragol (Director Nominee)	Exhibit 99.1 to Form S-1 filed October 14, 2022
99.2	Consent of Samuel Haskell (Director Nominee)	Exhibit 99.2 to Form S-1 filed October 14, 2022
99.3	Consent of Marcelo Lemos (Director Nominee)	Exhibit 99.3 to Form S-1 filed October 14, 2022
99.4	Consent of Ned L. Siegel (Director Nominee)	Exhibit 99.4 to Form S-1 filed October 14, 2022
99.5	Audit Committee Charter	Exhibit 99.5 to Form S-1 filed October 14, 2022
99.6	Compensation Committee Charter	Exhibit 99.6 to Form S-1 filed October 14, 2022
99.7	Corporate Governance and Nominating Committee Charter	Exhibit 99.7 to Form S-1 filed October 14, 2022
107	Filing Fee Table	Exhibit 107 to Form S-1/A filed June 29, 2023

*	Filed herewith.

†	Management compensatory agreement.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, Florida, on July 12, 2023.

JANOVER INC.

By:	/s/ Blake E. Janover
Blake E. Janover
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Blake E. Janover	Chief Executive Officer, President and Chairman of the Board of Directors (Principal Executive Officer)	July 12, 2023
Blake E. Janover

/s/ Patrick Stinus	Senior Vice President and Interim Chief Financial Officer (Principal Financial and Accounting Officer)	July 12, 2023
Patrick Stinus

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